Exhibit 99.1

Contacts:	Rebecca Phillips	Helen Shik
	Public Relations Manager, Accuray	Schwartz MSL
	+1 (408) 716-4773	+1 (781) 684-0770
	rphillips@accuray.com	Accuray@schwartzmsl.com

Accuray Appoints Richard Pettingill, LFACHE to Board of Directors

SUNNYVALE, Calif., May 17, 2012 — Accuray Incorporated (Nasdaq: ARAY), the premier radiation oncology company, announced today the appointment of Richard Pettingill, LFACHE as a member of the company’s Board of Directors effective May 11, 2012.

Richard Pettingill’s career as a healthcare executive spans four decades and includes leadership positions in a variety of prominent organizations. Most recently, Pettingill, who is a Lifetime Fellow of the American College of Healthcare Executives (LFACHE), served as the President and Chief Executive Officer of Allina Health System, Minnesota’s and western Wisconsin’s largest healthcare organization. Under Pettingill’s leadership, Allina Health System emerged as one of the country’s leading integrated care delivery organizations — increasing revenues by more than 50 percent and growing its market share to more than 30 percent. Additionally, under Pettingill’s leadership, Allina was the recipient of the Health Information Management System Society 2007 Davies Award for the innovative implementation of a comprehensive electronic medical record system.

“Richard Pettingill is a proven healthcare leader and makes a great addition to our Board of Directors,” said Euan S. Thomson, Ph.D., president and CEO of Accuray. “Pettingill’s in-depth, long-standing knowledge of the healthcare industry from the provider perspective will be an asset as Accuray navigates the changing healthcare landscape.”

After his tenure at Allina Health System, Pettingill served as an Advanced Leadership Fellow at Harvard University in 2010. Prior to joining Allina Health System, he served as the President and Chief Executive Officer, California Division, Kaiser Foundation Health Plan and Hospitals where he oversaw the nearly 6 million-member health plan throughout California, as well as President and Chief Executive Office of Camino Healthcare. Pettingill currently serves on the boards of publicly traded companies Tenet Healthcare Corporation and MAKO Surgical Corp.

“I am impressed with Accuray’s innovative approach to radiation oncology and pleased to be joining its Board of Directors,” said Richard Pettingill. “I know first-hand the difficult positions healthcare organizations face today with ever-increasing pressure to control costs while improving patient care experience. Accuray’s CyberKnife and TomoTherapy Systems are advanced cancer treatments that use innovative technology to improve the efficiency and effectiveness of clinical care.”

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is the premier radiation oncology company that develops, manufactures and sells personalized innovative treatment solutions that set the standard of care, with the aim of helping patients live longer, better lives. The Company’s leading edge technologies — the CyberKnife and TomoTherapy Systems — are designed to deliver radiosurgery, stereotactic body radiation therapy, intensity modulated radiation therapy, image guided radiation therapy, and adaptive radiation therapy. To date, 635 systems have been installed in leading hospitals around the world. For more information, please visit www.accuray.com.

Safe Harbor Statement
Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the anticipated contributions of a new board member. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including risks detailed from time to time under the heading “Risk Factors” in the Company’s report on Form 10-K for fiscal year 2011, and its reports on Form 10-Q for the first, second and third quarters of fiscal 2012.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not place undue reliance on any forward-looking statements.

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